Exhibit 10.1

Addendum No. 1 to

840/08625142/31/83-20

Date of signature: 2021.02.10

THE SELLER

Isotope - Regional Alliance, Joint-Stock Company (Isotope JSC)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(495) 981-96-16.

THE BUYER

The Company Isoray Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE BUYER and THE SELLERS have mutually agreed about the following:

1.	Airport of destination in deliveries of the Product under Contract might be Los Angeles, New York (USA).

All other terms and conditions are in accordance with Contract 840/08625142/31/83-20 dd 20.08.2020, Appendices 1 and 2. The present Addendum is an integral part of the Contract and may be signed via facsimile or Email.

THE SELLER	THE BUYER

/s/ Konstantin Ershov	/s/ Jennifer Streeter
Konstantin Ershov	Jennifer Streeter
Director of Sales Department	10 Feb 2021
JSC Isotope	Isoray - COO